Exhibit 99.1

Evergreen Energy Signs a Term Sheet to Spin-off K-Fuel Technology to
the Investment Arm of a Major Chinese Conglomerate & its Affiliates

The Deal Builds on a Letter of Intent with a Major Integrated Utility and
Chemical Manufacturer to Build a K-Fuel Plant in Inner Mongolia

DENVER, January 7, 2010 — Evergreen Energy Inc. (NYSE Arca: EEE) signed a Term Sheet to spin-off its K-Fuel® technology to a subsidiary corporation, Clean Coal China.  The investment arm of one of China’s largest conglomerates and its affiliates (Chinese Conglomerate) anticipate making an investment in Clean Coal China, of which the majority of the proceeds would be used to fund the further development and commercialization of the K-Fuel technology and its related assets.  Following the investment, the Chinese Conglomerate and Evergreen’s shareholders would jointly own Clean Coal China.  Discussions are underway with other strategic parties that will bring necessary technical and worldwide business development capabilities to Clean Coal China.

Concurrently, Evergreen China, a Sino-US joint venture between Evergreen Energy Inc. and Chinese industry investors, signed a letter of intent with a large Chinese integrated utility and chemical manufacturer to build a K-Fuel plant in Inner Mongolia to produce K-Fuel from low ranked lignite feedstock.  Under a new and separate management and leadership, Clean Coal China would assume Evergreen’s role under the letter of intent and other business development and plant construction efforts in China and worldwide.

The completion of the spin-off of the K-Fuel technology and related transactions is subject to the completion of due diligence and the negotiation of definitive agreements between the parties.  The identity of the Chinese Conglomerate and the exact terms of the transaction will be disclosed at the execution of the definitive agreements.

Tom Stoner, CEO of Evergreen, stated: “As we are progressing with various financing discussions, we believe it is appropriate to announce these developments regarding the anticipated spin-off of our K-Fuel technology and the agreement to proceed with an integrated utility and chemical manufacturer on the development of a K-Fuel plant in China.  Upon completion of the spin-off, we will have formed two pure-play companies: GreenCert™, and Clean Coal China.  Our intent is to focus resources on commercializing the GreenCert solution and to continue with our remarketing of Buckeye Industrial Mining Co.”

An executive of the Chinese Conglomerate stated: “China has a large appetite for energy. That energy for the foreseeable future is going to be coming from coal-fired power plants.  In 2008, in comparison to the one billion tons of coal burned in the US; China consumed over 2.7 billion tons of coal.  That consumption is anticipated to increase.  In fact, China is building in excess of one coal-fired power plant per week.  These new coal fired power plants are using high efficiency super critical boilers.  The benefits are not only efficiency and lower maintenance, but also environmental improvements.  We believe K-Fuel will enable us to meet China’s energy needs more cost effectively and with fewer environmental concerns.”

In commenting on today’s announcement on Evergreen China’s letter of intent with the major Chinese utility and chemical manufacturer to build a commercial scale reference plant, Salina Yip, Chairman of Evergreen China, stated: “We have always believed the K-Fuel technology will have enormous benefit to the energy industry worldwide.  We especially believe the benefits for China will be more pronounced as this technology effectively increases the strategic in-country reserve of premium coals in China by its ability to upgrade China’s abundant low grade, limited application lignite reserve.  In addition to the strategic reserve consideration, the economic and environmental benefits are clear.  The science of K-Fuel technology is a matter of physics and chemistry; the commercial scale demonstration plant will be using Chinese manufactured boilers, pressure vessels and other components.  We expect the lower cost of this “Chinese package” to produce an internal rate of return that justifies the commercial viability of the technology for coal producers and power generators worldwide.  We are looking forward to the empirical operating data that this commercial scale plant will provide.”

Coal Facts
High efficiency boilers require premium coal, which is not as abundant as the low grade surface mined lignite and sub-bituminous coals and is more expensive and sometimes more dangerous to extract from deep within the earth. The primary difference between premium coal and lower ranked coals are the heat content.  For each ton of coal, premium coals typically have greater than 5,000 kcal of heat content while the lower ranked coals can be significantly lower because lower ranked coals have more moisture and sometimes more ash (dirt).

K-Fuel Technology
The K-Fuel technology was originally developed at Stanford Research Institute.  The concept is exceedingly simple; it duplicates what nature does over millions of years. Premium coals that are deeper in the earth have been subject to the pressure from the overburden above and the heat from earth below for millions of years.  Evergreen’s K-Fuel technology uses steam to create a high pressure and high temperature environment in a pressure vessel where the low ranked coal is “cooked.”  In approximately 30 minutes, low-ranked lignite and sub-bituminous coals become “K-Fuel,” which is equivalent to premium fuel coals.  It has less moisture and pollutants such as mercury, which are significantly removed in the process.  Because it burns more efficiently, less CO2 is emitted into the atmosphere, thereby reducing greenhouse gas.

One of K-Fuel’s primary differences from other coal drying technologies is that the proprietary process produces a K-Fuel product that is physically and chemically altered from its low ranked feedstock in that the equilibrium moisture content is changed so it will not reabsorb moisture.  Evergreen has tested the moisture re-absorption issue by leaving a large stock of K-Fuel in the open air, subject to rain, snow and other natural conditions for a prolonged period of time, and its moisture content did not alter.  This is significant as re-absorption of moisture, being an exothermic process, can often cause “self-heating” that is exceedingly dangerous during transportation and storage.

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) has developed two proven, proprietary, patented, and transformative green technologies: the GreenCert™ suite of software and services and K-Fuel®.   GreenCert, which is owned exclusively by Evergreen, is a scientifically accurate, scalable environment intelligence solution that measures greenhouse gases and generates verifiable emissions credits.  K-Fuel technology significantly improves the performance of low-rank coals yielding higher efficiency and lowering emissions.  Visit www.evgenergy.com for more information.

Safe Harbor Statement
Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. and Clean Coal China or the completion of transactions described herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this release is encouraged to study.  In addition, our ability to execute our business plan and develop the C-Lock Technology may be adversely impacted by the inability to sell Buckeye, raise significant additional capital or effectively complete any restructure transaction on a timely basis to fund our business operations.  Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contacts:
Kirsten Chapman & Becky Herrick
Lippert / Heilshorn & Associates
415.433.3777
bherrick@lhai.com

Evergreen Media Contact:
Adam Handelsman
Lippert / Heilshorn & Associates
212.838.3777
AHandelsman@lhai.com

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